UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported):

June 7, 2010 (June 1, 2010)

TOYZAP.COM, INC.

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-53997

Texas	20-8592825
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas 75201

(Address of principal executive offices)

Issuer’s telephone number: (214) 758-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) On June 4, 2010, Rosenberg Rich Baker Berman & Company was dismissed as the principal accountants to audit the financial statements of Toyzap.com, Inc., a Texas corporation (the “Company”). The Company’s full Board of Directors approved such dismissal.

None of the reports of Rosenberg Rich Baker Berman & Company on the Company’s financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements for the fiscal years ended December 31, 2009 and December 31, 2008 contained a going concern qualification.

During the Company’s two most recent fiscal years and through the date of this Report, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Rosenberg Rich Baker Berman & Company, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Rosenberg Rich Baker Berman & Company’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements, and there were no reportable events as defined in Item 304(a)(i)(v) of Regulation S-K.

The Company has provided Rosenberg Rich Baker Berman & Company with a copy of the foregoing statements with a request to provide the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) stating that the client-auditor relationship between Rosenberg Rich Baker Berman & Company has ceased and that they agree with the foregoing statements. (See Exhibit 16.1, filed herewith and incorporated herein by reference.)

b) On June 4, 2010, the Company engaged Whitley Penn LLP to serve as its independent registered public accounting firm. During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted Whitley Penn LLP regarding any of the matters set forth in Item 304(a)(1)(iv) or (v) of Regulation S-K.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The Company is authorized under its Certificate of Formation to issue 200,000,000 shares of Common Stock and 1,000,000 shares of blank check Preferred Stock. The Board of Directors of the Company approved the filing of a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”), which was filed with and accepted by the Secretary of State of the State of Texas on June 1, 2010, pursuant to which the Company established a new series of 100,000 shares of Preferred Stock designated as Series A Convertible Preferred Stock (the “Series A Preferred”). (See Exhibit 3.1, filed herewith and incorporated herein by reference.)

Terms of the Series A Preferred

Voting. The holders of shares of Series A Preferred shall have full voting rights and powers, and, except as may be otherwise provided by law, shall vote together with all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company. Each holder of shares of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series A Preferred held by such holder could be converted on the record date for the vote which is being taken.

Dividend Rights. The Company shall not declare, pay or set aside any dividends on shares of any class or series of capital stock of the Company (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Series A Preferred then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred in an amount equal to the dividend per share that such holders would have received had they converted their shares of Series A Preferred into shares of Common Stock immediately prior to the record date for the declaration of the Common Stock dividend.

Liquidation Rights. Upon any liquidation, dissolution or winding up of the Company, or any sale, merger, consolidation, reorganization or other transaction which results in a change of control, the holders of Series A Preferred have the right to receive $100.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Preference Amount”), prior to and in preference over any liquidation payment on the Common Stock or any other class of preferred stock. After payment has been made to the holders of Series A Preferred of the full Preference Amount to which such holders shall be entitled, the remaining net assets of the Company available for distribution, if any, shall be distributed pro rata among the holders of Common Stock.

Mandatory Conversion. Upon the 12-month anniversary of the Trigger Date (defined below), all outstanding shares of Series A Preferred shall be converted automatically into the number of shares of Common Stock into which such shares of Series A Preferred are then convertible (subject to adjustment) without any further action by the holders of such shares. Notwithstanding the foregoing, if upon the12-month anniversary of the Trigger Date, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, then such automatic conversion shall be delayed until the Company is so subject to such requirements. “Trigger Date” means the date on which the Company first files with the Securities and Exchange Commission current “Form 10 information”, as such term is defined in Rule 144 of the Securities Act of 1933.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Toyzap.com, Inc.

16.1	Letter of Rosenberg Rich Baker Berman & Company to the SEC dated June 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYZAP.COM, INC. (Registrant)

Date: June 7, 2010	By:	/s/ HAROLD MONTGOMERY
Harold Montgomery Chief Executive Officer

Index to Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Toyzap.com, Inc.

16.1	Letter of Rosenberg Rich Baker Berman & Company to the SEC dated June 4, 2010.